Exhibit 77(i)

THE ALGER FUNDS

CERTIFICATE OF DESIGNATION

FOR

ALGER CONVERTIBLE FUND

AND

CERTIFICATE OF AMENDMENT

The undersigned, being the Secretary of The Alger Funds (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust, dated March 20, 1986, as amended to date (hereinafter referred to as the “Declaration of Trust”), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on May 13, 2008 the Declaration of Trust is amended as follows:

(a)

(1)           Alger Convertible Fund. There is hereby established and designated the Alger Convertible Fund (hereinafter referred to as the “Fund”). The beneficial interest in the Fund shall be divided into Shares having a nominal or par value of one mill ($.001) per Share, of which an unlimited number may be issued, which Shares shall represent interests only in the Fund. The Trustees shall have authority from time to time to authorize separate Series or Classes of Shares for the Fund (each of which Series or Classes shall represent interests only in the Fund), as they deem necessary and desirable. The Shares of such Fund, and the Series and Classes thereof, shall have the additional relative rights and preferences, shall be subject to the liabilities, shall have the other characteristics, and shall be subject to the powers of the Trustees, all as set forth in Article VI of the Declaration of Trust, as from time to time in effect. Without limitation of the foregoing sentence, each Share of such Series shall be redeemable, shall be entitled to one vote, or a ratable fraction of one vote in respect of a fractional Share, as to matters on which Shares of such Series shall be entitled to vote, and shall represent a share of the beneficial interests in such Fund, all as provided in the Declaration of Trust.

(2)           Amendment, etc. Subject to the provisions and limitations of Section 9.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), provided that, if any amendment adversely affects the rights of the Shareholders of the Fund, such amendment may be adopted by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 of the Declaration of Trust of the holders of a majority of all the Shares of the Fund outstanding and entitled to vote.

(3)           Incorporation of Defined Terms. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust filed with the Secretary of The Commonwealth of Massachusetts.

(b)           The name of the “Alger SmallCap and MidCap Growth Fund” established by the Certificate of Designation dated May 7, 2002 is hereby changed to “Alger SMidCap Growth Fund” effective July 1, 2008

The Trustees further direct that, upon the execution of this Certificate of Designation and Certificate of Amendment, the Trust take all necessary action to file a copy of this Certificate of Designation and Certificate of Amendment with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set his hand and seal this 3rd day of June, 2008.

/s/ Hal Liebes
Hal Liebes
Secretary

ACKNOWLEDGEMENT

State of New York        )
 ) : ss
County of New York     )

June 3, 2008

Then personally appeared the above named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.

Before me,

/s/ Lisa Moss
Notary Public
My Commission Expires: 4/16/10

LISA A. MOSS
Notary Public State of New York
No. 02MO4964918
Qualified in Kings County
Commission Expires April, 16, 2010